                                                           2 MANHATTANVILLE ROAD
                                                         PURCHASE, NY 10577-2196

NEWS RELEASE


MEDIA CONTACT:             Jack Cox, 914-397-1952
                           James Lee, 914-397-1565

ANALYST CONTACTS:          Carol Tutundgy, 914-397-1632
                           Rochelle Weitzner, 914-397-1623

               INTERNATIONAL PAPER REPORTS THIRD QUARTER EARNINGS;
                     PLANS 1.2 MILLION TON CAPACITY CLOSURE

October 18, 2000

Purchase, N.Y. -- International Paper (NYSE: IP) today announced a 15 percent increase over third-quarter 1999 earnings and plans to reduce production capacity by 1.2 million tons annually in the uncoated paper, market pulp, unbleached Kraft paper and containerboard businesses. Three mills will be closed and one scaled back as part of the capacity reduction.

"International Paper's merger and acquisition activities over the past five years have given us the flexibility and low cost capacity that allows us to realign production more efficiently and reduce our higher-cost operations," said company Chairman and CEO John Dillon. "Couple this with our on-going divestiture activities, and the result will be a stronger, more focused, more profitable IP."

"Quite frankly, this was not an easy decision to make. Terrific, hard working people are hurt at times like this. But, we cannot continue to operate "business as usual" if we are to win in the tough, global business environment in which we operate today," Dillon added. "We will do everything possible to help reduce the adverse impact on our employees and communities. On the positive side, we feel strongly that by taking this action, both our shareowners and employees will benefit from a stronger, more efficient, more focused IP."

Employees impacted by the decisions will have access to support services, including outplacement services and job counseling. International Paper and organized labor representatives will meet to bargain the effects of the closures on unionized employees.

The shutdowns will result in reductions of approximately 820,000 tons (18%) of International Paper's U.S. uncoated papers, 120,000 tons (7%) of its North American market pulp, 230,000 tons (5%) of its U.S. containerboard, and 50,000 tons of unbleached Kraft paper capacity. Approximately 2,500 employees at the mills and related forestry operations will be impacted by the shutdowns.

The affected facilities include mills in Mobile and Courtland, Alabama, Lock Haven, Pennsylvania and Camden, Arkansas.

At the Mobile mill, all employees will be released, and the machines will be prepared for indefinite shutdown.

Page 2


At Courtland a fiber line and related paper machine and pulp dryer will be idled. Four more efficient paper machines will continue to operate at Courtland.

At Lock Haven all five machines will be shutdown. Two small machines that produce specialty paper products will continue to operate until the technical products can be successfully re-qualified and transferred to another International Paper facility.

The Camden mill, which makes unbleached Kraft and multi-wall paper, is being closed due to the decline of the Kraft paper market, excess capacity within International Paper's Kraft & Containerboard system and shrinking customer demand. Three machines will be shutdown. Moving the unbleached Kraft paper production from Camden to mills at Savannah, Georgia and Roanoke Rapids, North Carolina effectively removes 230,000 tons of the company's U.S. containerboard capacity and 50,000 tons of unbleached Kraft paper.

At the conclusion of the rationalization program, International Paper will have approximately 3.9 million tons in U.S. uncoated papers production capacity, 1.3 million tons in North American market pulp capacity, and 4.7 million tons of U.S. containerboard capacity. IP's total global paper, paperboard and pulp capacity, including Carter Holt Harvey, will be approximately 21.4 million tons per year.

"Today's actions will improve our earnings and ROI," noted John Faraci, Executive Vice President and Chief Financial Officer. "This plan will improve our EBIT on an annual basis by more than $100 million vs. third quarter 2000, during which we took substantial downtime resulting in significant inefficiencies. We can improve the competitive position of our North American paper assets, sharpen our business focus and improve our profitability. Future capital expenditures will also be reduced as a result of these actions."

"We will focus on our key business segments and on meeting customers' needs with a more efficient manufacturing system," added Dillon. "We will have a sharper focus in our core businesses that will allow us to improve our product quality, and improve the financial performance of our company - all to the benefit of our people, customers, shareowners and communities."

Implementation of the rationalization plan will begin in the fourth quarter. Charges associated with the shutdowns will be reported in the fourth quarter 2000 earnings.

International Paper today reported third-quarter 2000 earnings of $260 million ($.53 per share) before special and extraordinary items. This represents a 15 percent increase over third-quarter 1999 earnings of $193 million ($.46 per share) before special and extraordinary items. Third-quarter 2000 net sales were $7.8 billion, up from $6.3 billion in the same quarter a year ago.

International Paper reported a net loss of $135 million ($.38 per share) in the third quarter of 2000, after special and extraordinary items, compared with net earnings of $270 million ($.64 per share) in the second quarter of 2000 after special items. Third-quarter 1999 net earnings were $142 million ($.34 per share) after special and extraordinary items.

Page 3


Extraordinary items in the third quarter included a charge of $310 million after taxes ($.64 per share) resulting from the anticipated sales of Masonite and Zanders. Special items amounted to $85 million after taxes ($.18 per share) for merger-related items and Masonite reserves.

Overall, International Paper's operating earnings were up 15 percent compared to third-quarter 1999 earnings. Dillon said earnings held up well despite very significant downtime in the company's Industrial Packaging and Printing and Communications Papers segments and the decline in wood products prices.

"Our profit improvement initiatives are in place across the company and are having a moderating effect on sharply rising energy and raw material costs," said John Dillon, chairman and chief executive officer. "Also, the U.S. dollar strengthened during the quarter, impacting earnings from non-U.S. businesses and reducing demand for products produced in the U.S. We completed the acquisition of Champion in June and have moved quickly to start to capture merger benefits during the third quarter. We expect to realize continued merger synergies through the balance of the year."

The Industrial and Consumer Packaging segment reported earnings of $194 million in the third quarter of 2000, up 13 percent from the same period of last year, about four percent of which is a result of the Champion acquistition. Higher material costs were offset by continued realization and pass-through of linerboard price increases initiated during the second quarter, improved mix in the box business and profit improvement programs across the sector. The bleached board mills continued strong operating rates and price levels remain stable. The containerboard system took over 400 thousand tons of downtime during the quarter to balance production with demand.

Third-quarter earnings for the Printing and Communications Papers segment were $303 million, $135 million of resulted from the Champion acquisition. Lower uncoated freesheet demand and higher energy costs were offset by strong pulp pricing and mill cost improvement plans. Market-related uncoated freesheet and pulp downtime of 180,000 tons has helped balance inventories. A mid-September price increase for uncoated freesheet was announced, some of which is currently being realized. The market for coated groundwood remained strong during the quarter, and backlogs remain good.

The European papers market remained strong in the third quarter, allowing a five percent price increase on uncoated freesheet in local currencies.

Operating earnings for the company's distribution business, xpedx, were $32 million in the third-quarter, up 28 percent from the previous year period. Results were driven largely by profit improvement efforts and continued Union Camp merger synergies from the integration of Alling and Cory.

The Forest Products segment, which includes Building Materials and Forest Resources, reported earnings of $169 million, compared with earnings of $199 million in third-quarter 1999. Demand for both pulpwood and sawtimber softened during the quarter as paper mills and wood products plants took significant downtime to balance supply with demand.

A conference call will be held at 1 p.m. EDT today to discuss earnings, as well as the other important announcements of the day. John Dillon, Chairman and CEO and John Faraci, Executive VP and CFO will be the conference call speakers.

Page 4


All interested parties are invited to listen to the conference call live via our Internet site at www.internationalpaper.com and by clicking on the Investor Information button. Persons who wish to listen to the live webcast of the 2000 3Q Earnings Conference Call must pre-register at the site. Registration is available anytime prior to the start of the call. A replay of the call will also be available on the web-site beginning at 4 p.m. EDT today. A slide presentation, which will serve as the basis for the conference call, will be available for download or viewing prior to the call.

International Paper (www.internationalpaper.com) is the world's largest paper and forest products company. Businesses include paper, packaging, and forest products. As one of the largest private forest landowners in the world, the company manages its forests under the principles of the Sustainable Forestry Initiative (SFIsm) program, a system that ensures the perpetual growing and harvesting of trees while protecting wildlife, plants, soil, air and water quality. Headquartered in the United States at Purchase, N.Y., International Paper has operations in nearly 50 countries, employs more than 117,000 people and exports its products to more than 130 nations.

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL ARE FORWARD-LOOKING. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING RISKS RELATED TO WHETHER OR NOT THE RATIONALIZATION PLANS WILL IMPROVE THE SUPPLY AND DEMAND BALANCE, AND WHETHER THE OTHER ANTICIPATED BENEFITS OF THE SHUTDOWNS CAN BE REALIZED. IN ADDITION, OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER INCLUDE, AMONG OTHER THINGS, CHANGES IN OVERALL DEMAND, CHANGES IN DOMESTIC OR FOREIGN COMPETITION, CHANGES IN THE COST OR AVAILABILITY OF RAW MATERIALS, AND THE COST OF COMPLIANCE WITH ENVIRONMENTAL LAWS. IN VIEW OF SUCH UNCERTAINTIES, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS.

                                     # # # #

                               INTERNATIONAL PAPER
                        SUMMARY OF CONSOLIDATED EARNINGS
                            Preliminary and Unaudited
            (In millions except for net sales and per share amounts)

                                                THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                  SEPTEMBER 30,                         SEPTEMBER 30,
                                           ----------------------------         ---------------------------------
                                             2000                1999              2000                    1999    (j)
                                           ---------           --------         ----------             ----------
NET SALES (IN BILLIONS)                      $7.8                $6.3              $21.0                  $18.3
                                           ---------           --------         ----------             ----------
EARNINGS BEFORE INTEREST, INCOME
   TAXES, MINORITY INTEREST AND
   EXTRAORDINARY ITEMS                        589   (i)           376   (e)        1,791   (c)              700    (g)

   INTEREST EXPENSE, NET                      278                 134                565                    400
                                           ---------           --------         ----------             ----------

EARNINGS BEFORE INCOME TAXES,  MINORITY
   INTEREST AND EXTRAORDINARY ITEMS           311   (i)           242   (e)        1,226   (c)              300    (g)

   INCOME TAX PROVISION                        71   (i)            54   (e)          349   (c)               64    (g)

   MINORITY INTEREST EXPENSE, NET OF TAXES     65                  43                188                    117
                                           ---------           --------         ----------             ----------
EARNINGS BEFORE EXTRAORDINARY ITEMS           175   (i)           145   (e)          689   (c)              119    (g)

   GAINS ON SALES OF INVESTMENTS, NET
    OF TAXES AND MINORITY INTEREST              -                   -                134   (d)                -

   IMPAIRMENT LOSSES ON BUSINESSES TO BE
      SOLD, NET OF TAXES                      310   (b)             -                310   (b)                -

   LOSS ON EXTINGUISHMENT OF DEBT               -                   3   (f)            -                     16    (h)
                                           ---------           --------         ----------             ----------

NET EARNINGS (LOSS)                         $(135)  (b,i)        $142   (e,f)       $513   (b,c,d)         $103    (g,h)
                                           ---------           --------         ----------             ----------
                                           ---------           --------         ----------             ----------

EARNINGS PER COMMON SHARE BEFORE
   EXTRAORDINARY ITEMS                      $0.36   (i)         $0.35   (e)        $1.57   (c)            $0.29    (g)

EARNINGS (LOSS) PER COMMON SHARE -
   EXTRAORDINARY ITEMS                      (0.64)  (b)         (0.01) (f)         (0.40)  (b,d)          (0.04)   (h)
                                           ---------           --------         ----------             ----------

EARNINGS (LOSS) PER COMMON SHARE           $(0.28)  (a,b,i)     $0.34   (e,f)      $1.17   (a,b,c,d)      $0.25    (g,h)
                                           ---------           --------         ----------             ----------
                                           ---------           --------         ----------             ----------

EARNINGS (LOSS) PER COMMON SHARE -
   ASSUMING DILUTION                       $(0.28)  (a,b,i)     $0.34   (e,f)      $1.17   (a,b,c,d)      $0.25    (g,h)
                                           ---------           --------         ----------             ----------
                                           ---------           --------         ----------             ----------

WEIGHTED-AVERAGE SHARES OF COMMON
   STOCK OUTSTANDING                        481.6               413.5              438.9                  412.9
                                           ---------           --------         ----------             ----------
                                           ---------           --------         ----------             ----------

(a) IN ORDER FOR THE 2000 THIRD-QUARTER EARNINGS PER SHARE TO ADD UP TO THE YEAR-TO-DATE EARNINGS PER SHARE, A LOSS OF $.38 PER SHARE IS REQUIRED. The sum of each quarter's earnings (loss) per share for 2000 calculated on the basis of the weighted-average shares outstanding during each of the respective quarters is $.10 per share higher than the nine months year-to-date earnings per share calculated based on the year-to-date weighted-average number of shares outstanding. The reason for this is that 68.7 million shares were issued in June 2000 related to the Champion acquisition. On a stand alone basis, the third quarter loss per share, inclusive of special and extraordinary items was $.28 per share. However, in order for the quarterly earnings per share to add up to the year-to-date earnings per share, a loss of $.38 per share is required. The $.10 difference is essentially attributable to the effect resulting from dividing the special and extraordinary items by the year-to-date average number of shares outstanding.

CONTINUED:

(b) Includes an extraordinary pre-tax charge of $460 million ($310 after taxes) related to the impairment of the Zanders and Masonite businesses to be sold.

(c) Includes a pre-tax charge of $125 million ($80 million after taxes) for additions to existing Masonite reserves, a charge of $71 million before taxes and minority interest ($42 million after taxes and minority interest) primarily for asset shutdowns of excess internal capacity and cost reduction actions, and a $21 million net pre-tax charge ($13 million after taxes) for Union Camp and Champion merger related items.

(d) Includes an extraordinary gain of $385 million before taxes and minority interest expense ($134 million after taxes and minority interest expense) on the sale of our investment in Scitex and Carter Holt Harvey's sale of its share of COPEC.

(e) Includes a pre-tax charge of $68 million ($41 million after taxes) for Union Camp merger integration costs, and a $10 million pre-tax charge ($6 million after taxes) to increase existing environmental remediation reserves related to certain former Union Camp facilities.

(f) Includes an extraordinary pre-tax charge of $5 million ($3 million after taxes) for the refinancing of high interest Union Camp debt, which International Paper assumed under the merger agreement.

(g) Includes a pre-tax charge of $225 million ($157 million after taxes) for Union Camp merger integration costs, a $113 million pre-tax charge ($69 million after taxes) for restructuring and other charges, a $36 million pre-tax credit ($27 million after taxes) for the reversal of reserves no longer required, and a $10 million pretax charge ($6 million after taxes) to increase existing environmental remediation reserves related to certain former Union Camp facilities.

(h) Includes an extraordinary pre-tax charge of $26 million ($16 million after taxes) for the refinancing of high interest Union Camp debt, which International Paper assumed under the merger agreement.

(i) Includes a pre-tax charge of $125 million ($80 million after taxes) for additions to existing Masonite reserves and a net pre-tax charge of $9 million ($5 million after taxes) for Union Camp and Champion merger related items.

(j)      Amounts have been restated to reflect the merger with Union Camp.

                               INTERNATIONAL PAPER
                            SALES BY INDUSTRY SEGMENT
                            Preliminary and Unaudited
                                  (In Millions)

                                                      THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                         SEPTEMBER 30,                        SEPTEMBER 30,
                                                ------------------------------       -----------------------------
                                                    2000             1999                2000             1999
                                                --------------  --------------       ---------------  ------------
Printing & Communications Papers (1)                $2,440           $1,480              $5,710           $4,315
Industrial & Consumer Packaging                      1,930            1,780               5,720            5,215
Distribution                                         1,930            1,740               5,380            5,115
Chemicals & Petroleum                                  375              370               1,085            1,080
Forest Products                                      1,020              825               2,550            2,425
Carter Holt Harvey                                     435              410               1,305            1,175
Less: Intersegment Sales (1) (2)                      (329)            (354)               (798)          (1,046)
                                                --------------  --------------       ---------------  ------------
                                                    $7,801           $6,251             $20,952          $18,279
                                                --------------  --------------       ---------------  ------------
                                                --------------  --------------       ---------------  ------------

(1) Certain reclassifications and adjustments have been made to prior year amounts.

(2) Includes results from operations of Champion International Corporation acquired on June 20, 2000. Beginning on July 1, 2000, the results of the former Champion business have been included in the appropriate business segment.

                               INTERNATIONAL PAPER
                          EARNINGS BY INDUSTRY SEGMENT
                            Preliminary and Unaudited
                                  (In Millions)

                                                      THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                         SEPTEMBER 30,                        SEPTEMBER 30,
                                                ------------------------------       -----------------------------
                                                     2000            1999                 2000            1999
                                                --------------  --------------       ---------------  ------------
Printing & Communications Papers                     $    303        $   84            $   693            $   114
Industrial & Consumer Packaging                           194           171                624                369
Distribution                                               32            25                 97                 76
Chemicals & Petroleum                                      49            38                118                 85
Forest Products                                           169           199                492                548
Carter Holt Harvey                                         21            12                 61                 20
Corporate (1)                                                                               26
                                                --------------  --------------       ---------------  ------------
OPERATING PROFIT                                          768           529              2,111              1,212
Interest expense, net                                    (278)         (134)              (565)              (400)
Minority interest adjustment                               32            21                 94                 42
Corporate items, net                                      (77)          (96)              (197)              (245)
Restructuring and other charges                          (125)          (10)              (196)              (120)
Merger integration costs                                  (15)          (68)               (27)              (225)
Reversal of reserves no longer required                     6                                6                 36
                                                --------------  --------------       ---------------  ------------
EARNINGS BEFORE INCOME TAXES, MINORITY
  INTEREST AND EXTRAORDINARY ITEMS                   $    311        $  242            $ 1,226            $   300
                                                --------------  --------------       ---------------  ------------
                                                --------------  --------------       ---------------  ------------


(1) Includes results from operations of Champion International Corporation acquired on June 20, 2000. Beginning Beginning on Beginning on July 1, 2000, the results of the former Champion business have been included in the appropriate business segment.

                               INTERNATIONAL PAPER
                              PRODUCTION BY PRODUCT

                                                      THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                         SEPTEMBER 30,                        SEPTEMBER 30,
                                                ------------------------------       -----------------------------
                                                     2000            1999                 2000            1999
                                                --------------  --------------       ---------------  ------------
Printing Papers (In thousands of tons)
  White Papers and Bristols (a)(e)                   1,684           1,295                4,419             4,010
  Coated Papers (e)                                    441             308                1,083               963
  Market Pulp (b)(e)                                   753             545                1,790             1,538
  Newsprint                                             26              26                   81                74

Packaging
  Containerboard (a)                                 1,039           1,230                3,433             3,601
  Bleached Packaging Board                             532             542                1,607             1,592
  Industrial Papers                                    265             221                  736               671
  Industrial and Consumer Packaging (a) (c)          1,227           1,264                3,953             3,776

Specialty Products (In thousands of tons)
  Tissue                                                41              37                  124               118

Forest Products (In millions)
  Panels (d)(e)                                        753             510                1,790             1,473
  Lumber (e)                                           999             693                2,491             2,164
  MDF                                                  100              53                  244               167
  Particleboard                                        122              51                  265               148

(a) Certain reclassifications and adjustments have been made to current and prior year amounts.

(b)      This excludes market pulp purchases.

(c) A significant portion of the tonnage was fabricated from paperboard and paper produced at International Paper's own mills and included in the containerboard, bleached packaging board and industrial papers amounts in this table.

(d)      Panels include plywood and oriented strand boards.

(e)      Includes Champion for third quarter 2000.

                           INTERNATIONAL PAPER COMPANY
                           CONSOLIDATED BALANCE SHEET
                            PRELIMINARY AND UNAUDITED
                                  (IN MILLIONS)

                                                                 SEPTEMBER 30,            DECEMBER 31,
                                                                     2000                     1999
                                                              --------------------     -------------------
ASSETS
Current Assets
   Cash and Temporary Investments                           $               1,171    $                453
   Accounts and Notes Receivable, net                                       3,819                   3,227
   Inventories                                                              3,508                   3,203
   Other Current Assets                                                     1,433                     358
                                                              --------------------     -------------------
     Total Current Assets                                                   9,931                   7,241
                                                              --------------------     -------------------

Plants, Properties and Equipment, Net                                      17,555                  14,381
Forestlands                                                                 6,056                   2,921
Investments                                                                   316                   1,044
Goodwill                                                                    6,438                   2,596
Deferred Charges and Other Assets                                           2,669                   2,085
                                                              --------------------     -------------------
TOTAL ASSETS                                                $              42,965    $             30,268
                                                              --------------------     -------------------
                                                              --------------------     -------------------

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
   Notes payable and current maturities of long-term debt   $               2,912    $                920
   Accounts Payable and Accrued Liabilities                                 4,512                   3,462
                                                              --------------------     -------------------
     Total Current Liabilities                                              7,424                   4,382
                                                              --------------------     -------------------

Long-Term Debt                                                             12,700                   7,520
Deferred Income Taxes                                                       4,669                   3,344
Other Liabilities                                                           2,244                   1,332
Minority Interest                                                           1,551                   1,581
Preferred Securities                                                        1,805                   1,805

Common Shareholders' Equity
   Invested Capital                                                         5,773                   3,691
   Retained Earnings                                                        6,799                   6,613
                                                              --------------------     -------------------
     Total Common Shareholders' Equity                                     12,572                  10,304

                                                              --------------------     -------------------
TOTAL LIABILITIES AND COMMON SHAREHOLDERS' EQUITY           $              42,965    $             30,268
                                                              --------------------     -------------------
                                                              --------------------     -------------------